Exhibit 4.4

399, Montée du Sourire, Rouyn-Noranda, Qc, J9X 5L2

April 13, 2010

Consent of Elzéar Belzile, Eng.

Board of Directors, Osisko Mining Corporation

United States Securities and Exchange Commission

To the Board of Directors of Osisko Mining Corporation

I, Elzéar Belzile, Eng., of BBA Inc., consent to:

1.             The incorporation by reference in the Offer and Circular of Osisko Mining Corporation (the “Company”), included as part of the Company’s Registration Statement on Form F-8 as filed with the Securities and Exchange Commission, of the description of the reports titled “Feasibility Study — Canadian Malartic Project (Malartic, Quebec)” dated December, 2008 and “Updated resource and reserve estimates for the  — Canadian Malartic Project (Malartic, Quebec)” dated March 22, 2010.

2.             The information that forms the summary of the reports of the description of project and to the use of my name under the Offer and Circular and Registration Statement as a named expert.

Dated as of the 13th day of April, 2010

SIGNED

/s/ Elzéar Belzile
Elzéar Belzile